CRAFTSMAN FABRICATED GLASS LICENSED TO
         MANUFACTURE AND OFFER
SPD-SMART LAMINATED GLASS AND PLASTIC PRODUCTS

HOUSTON, TX and WOODBURY, NY, October 18, 2007 -
Craftsman Fabricated Glass, Ltd. has acquired a license from Research Frontiers Inc. (Nasdaq: REFR) to make SPD-Smart(tm) laminated glass and plastic products using Research Frontiers' patented SPD light-control film. When integrated with glass or plastic panels, SPD-Smart film gives users the ability to rapidly, precisely and uniformly control the amount of light passing through glass or plastic.

Under the worldwide license agreement, Craftsman's SPD-Smart glass and plastic panels can be supplied to Research Frontiers' licensed end-product manufacturers for use in SPD-Smart windows, skylights, sunroofs, partitions, light tubes and many other products used every day in homes, buildings, cars, aircraft, boats, trains and motorcoaches.

Craftsman recently completed the installation of a new lamination line at its 230,000 square foot facility in Houston, Texas. This state-of-the-art line features advanced robotics and automation to reduce the handling of glass, thus ensuring superior quality. Additionally, the line is equipped with a digital PVB/PU (polyvinyl butyral/polyurethane) optimizer and upper level PVB/PU selector and storage system. The large capacity autoclave also has full heat-soak capabilities and is considered to be one of the most advanced laminating lines in the world. Craftsman's SPD-Smart laminated products will be produced at this facility.

"Craftsman Fabricated Glass is a tremendous addition to the SPD infrastructure," noted Joseph M. Harary, President of Research Frontiers. "They are a world-class company with significant production capacity, a commitment to superior product quality, and a management team highly regarded throughout the glass industry."

"We have built our reputation on offering customers the quality products they demand," said Bob Lawrence, President of Craftsman. "SPD light-control technology is among the most advanced glazing technologies in the world today and it will be a very important part of our new laminated glass product line."

About Craftsman Fabricated Glass, Ltd.

As one of the largest independent glass fabricators in the United States, Craftsman Fabricated Glass, Ltd. is an industry leader in the fabrication of tempered, insulated and all flat glass products. Committed to excellence, Craftsman sets the standard for providing an extensive array of quality commercial, residential and other products, manufactured with state-of-the-art equipment, and offered with unparalleled customer service before and after the sale.

About SPD Technology and Research Frontiers Incorporated

Research Frontiers Incorporated (Nasdaq: REFR) develops and licenses suspended particle device (SPD) technology used in VaryFast(tm) SPD-Smart controllable glass and plastic products. SPD technology, made possible by a flexible light-control film invented by Research Frontiers, allows the user to instantly and precisely control the shading of glass or plastic, either manually or automatically. SPD technology product applications include: SPD-Smart windows, sunshades, skylights and interior partitions for homes and buildings; automotive windows, sunroofs, sunvisors, sunshades, and mirrors; aircraft and marine windows and window shades; eyewear products; and flat panel displays for electronic products.

SPD-Smart film technology was awarded a "Best of What's New
Award" from Popular Science magazine for home technology, received the 2007 North American Frost & Sullivan Award for Excellence in Technology for glass, and was also recognized as one of the top technologies by the Society of Automotive Engineers' Aerospace Engineering magazine. SPD technology is covered by over 500 patents and patent applications held by Research Frontiers worldwide. Currently 34 companies are licensed to use Research Frontiers' patented SPD light-control technology in emulsions, films, or end-products. Further information about SPD-Smart technology, Research Frontiers and its licensees can be found at www.SmartGlass.com.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. SPD-SmartTM, SPD-
SmartGlassTM, SmartGlassTM,VaryFastTM, Powered by SPDTM,
The View of the Future - Everywhere You LookTM and Visit
SmartGlass.com - to change your view of the world(tm) are trademarks of Research Frontiers Incorporated.

For further information, please contact:

Research Frontiers Incorporated	 Craftsman Fabricated Glass, Ltd.
Joseph M. Harary, President	 Bob Lawrence, President
Patricia A. Bryant, 		(800) 238-3548 (toll free)
Manager of Investor Relationsor (713) 353-5800
(516) 364-1902			info@craftsmanfab.com
info@SmartGlass.com